EXHIBIT 99.1

                  Contact: Susan B. Railey
                  (301) 468-3120
                  Sharon Bramell                     FOR IMMEDIATE RELEASE
                  (301) 231-0351


                      AIM 85 DECLARES MONTHLY DISTRIBUTION
                       FOR FEBRUARY OF 84.5 CENTS PER UNIT

                Includes Mortgage Proceeds of 82.5 Cents Per Unit


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     ROCKVILLE,  MD,  February  18, 2004 --  (AMEX/AII)  The general  partner of
American Insured Mortgage Investors - Series 85, L.P. (AIM 85) today declared the monthly distribution for February 2004 in the amount of 84.5 cents per unit. Holders of record on February 29, 2004 will receive this amount as part of the first quarter distribution which will be paid on May 3, 2004.

The February distribution of 84.5 cents per unit includes the following:

     o     2 cents per unit regular cash flow;
     o 6.5 cents per unit of mortgage proceeds due to the redemption of debenture issued by HUD in exchange for the mortgage on The Executive House;
     o 36 cents per unit of mortgage proceeds due to the sale of the mortgage note on The Plantation; and
     o 40 cents per unit of mortgage proceeds due to the sale of the mortgage note on Cobblestone Apartments.

     Record dates for the AIM 85 distributions occur at the end of each month. Distributions are paid approximately one month after the end of each calendar quarter and include the three amounts declared during the quarter.

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